Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA PREVIEWS STRONG SECOND QUARTER 2015 RESULTS, RAISES OUTLOOK

o	Consolidated revenues expected to increase 9% to approximately $9.5 billion in the second quarter

o	Adjusted income from operations1 for the second quarter is expected to be at least $650 million, or $2.50 per share

o	Projected adjusted income from operations1,2 for 2015 is now estimated to be in the range of $2.16 billion to $2.24 billion, or $8.30 to $8.60 per share3

BLOOMFIELD, CT, July 24, 2015 – Cigna Corporation (NYSE: CI) today announced preliminary financial results for the second quarter 2015.

Consolidated revenues in second quarter 2015 are expected to be approximately $9.5 billion, an increase of 9% over second quarter 2014, reflecting growth in Cigna's targeted customer segments.

Cigna's adjusted income from operations1 for second quarter 2015 is expected to be at least $650 million, or at least $2.50 per share, compared to $559 million, or $2.07 per share, for second quarter 2014.  Results reflect strong revenue growth, specialty contributions, and continued effective medical cost management.

Shareholders’ net income is expected to be at least $574 million, or at least $2.21 per share, for the second quarter of 2015, compared to $573 million, or $2.12 per share, for second quarter of 2014.  Shareholders’ net income for the second quarter of 2015 will include a special item1, which is a charge of $65 million after-tax, or $0.25 per share, related to costs associated with a previously announced early redemption of long term debt.

These preliminary estimates are based on the most current information available to management as of the date of this release.  Our actual results may differ from these preliminary estimates due to, among other things, the completion of our accounting close procedures and other developments that may arise between now and the time that our consolidated financial results for the second quarter 2015 are reported.

2015 Outlook

Cigna's updated outlook for full year 2015 consolidated adjusted income from operations1,2 is now in the range of $2.16 billion to $2.24 billion, or $8.30 to $8.60 per share.  Cigna’s outlook also excludes the potential effects of future capital deployment.3

Cigna continues to expect consolidated revenues to grow in the range of 8% to 10% in 2015.

The foregoing statements represent the Company’s current estimates of Cigna's 2015 consolidated adjusted income from operations1,2 as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

Cigna will report its complete financial results for the second quarter 2015 no later than 6:30 a.m. Eastern Time (ET) July 30, 2015.

Notes:

1.
Effective January 1, 2015, adjusted income (loss) from operations is defined as shareholders’ net income (loss) excluding the following after-tax adjustments: net realized investment results, amortization of other acquired intangible assets and special items.  Prior year amounts have been adjusted for the exclusion of amortization of other acquired intangible assets.

Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income.  This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income.

Reconciliation of Non-GAAP to GAAP Financial Measures
		Diluted EPS
Three months ended June 30, 2015	Consolidated	Consolidated
Adjusted income from operations	At least $650	At least $2.50
Net realized investment gains, net of taxes	$13	$0.05
Amortization of other acquired intangible assets, net of taxes	($24)	($0.09)
Special items, net of taxes	($65)	($0.25)
Shareholders' net income	At least $574	At least $2.21

2.
Management is unable to provide a forward-looking reconciliation of adjusted income (loss) from operations to shareholders’ net income for full year 2015 because future net realized investment results, amortization of other acquired intangible assets and special items cannot be identified or reasonably estimated at this time.

3.	The Company’s outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties.  These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2015 on a consolidated basis; projected consolidated revenue growth over year end 2014;  future financial or operating performance and future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans;  our prospects for growth in the coming years; statements regarding the proposed merger between Cigna and Anthem, Inc. (Anthem); and other statements regarding Cigna’s and Anthem’s future beliefs, expectations, plans intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements.  Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations, or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations and actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; and unfavorable industry, economic or political conditions, the timing and likelihood of completion of the proposed merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the transaction; the possibility that Cigna or Anthem shareholders may not approve the proposed merger; the possibility that the expected synergies and value creation from the proposed merger will not be realized or will not be realized within the expected time period; the risk that the businesses of Cigna and Anthem will not be integrated successfully; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions; the risk that financing for the proposed merger may not be available on favorable terms, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com as well as on Anthem’s most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.antheminc.com.  You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.